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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 13, 1998

                  Falcon Classic Cable Income Properties, L.P.
             (Exact Name of Registrant as Specified in its Charter)



         California                   000-18266              95-4200409
(State or Other Jurisdiction         (Commission           (IRS Employer
       of Incorporation)             File Number)        Identification No.)


10900 Wilshire Blvd., 15th Floor, Los Angeles, California          90024
       (Address of Principal Executive Offices)                  (Zip Code)



       Registrant's telephone number, including area code: (310) 824-9990


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Item 5.  Other Events.

        Madison Partnership Liquidity Investors 36, LLC has disseminated a letter stating its interest in acquiring up to 4.9% of the outstanding units of Falcon Classic Cable Income Properties, L.P. (the "Registrant") for a price of $440.00 per unit. In addition, Sierra Fund 3, LLC has disseminated a letter stating its interest in acquiring up to approximately 2.7% of the outstanding units of the Registrant for a price of $700.00 per unit. These offers were made without the consent or involvement of the Registrant's General Partner. The General Partner has considered these offers, concluded that they are inadequate and, accordingly, recommended that Limited Partners not accept either offer. This recommendation and the General Partner's grounds therefor were conveyed to the Limited Partners in a letter dated March 13, 1998 which is filed as an exhibit hereto and incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)     Exhibits

        5.1 Letter to Limited Partners dated March 13, 1998.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      Falcon Classic Cable Income Properties, L.P.

                             By:  Falcon Classic Cable Investors, L.P.
                                  General Partner

                             By:  Falcon Holding Group, L.P.
                                  General Partner

                             By:  Falcon Holding Group, Inc.
                                  General Partner

                             By:  /s/ Michael K. Menerey
                                  ------------------------
                                  Michael K. Menerey
                                  Chief Financial Officer

Date:  March 16, 1997


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